UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2021

GEX MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-38288	56-2428818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3662 W. Camp Wisdom Road, Dallas, Texas 75237

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(877) 210-4396

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

GEX Management, Inc., OTC: GXXM (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a Letter to Shareholders from Joseph Frontiere, the Company’s recently appointed CEO, dated September 1, 2021. The Letter to Shareholders reports that Mr. Frontiere’s focus as the incoming CEO has been to expand the capabilities of our Enterprise Technology Consulting practice and, in particular, focus on cutting edge technologies related to the Decentralized Financing (DeFi) industry. According to an April 2021 article in Coin Gekko, the DeFi industry has achieved a market capitalization of close to $128 billion and lies at the core of the crypto-market where lending and trading activities are carried out utilizing blockchain networks that use tokens as proceeds and collateral. A primary goal of GEX as a player in this industry will be to bridge the gap between traditional and decentralized financial markets for major participants.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	GEX Management, Inc. Letter to Shareholders dated September 1, 2021, filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2021

GEX MANAGEMENT, INC.

	By:	/s/ Joseph Frontiere
	Name:	Joseph Frontiere
	Title:	Chief Executive Officer